                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 21, 2002
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                             AMKOR TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        000-29472                                      23-1722724
  COMMISSION FILE NUMBER                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                 (610) 431-9600
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

ITEM 5.    OTHER EVENTS.

      On August 21, 2002 we issued a press release (attached hereto as Exhibit 99.1) confirming that Texas Instruments, Dongbu and Anam Semiconductor, Inc. "ASI" have been unable to come to terms on a letter of intent regarding technology transfer and manufacturing / purchase agreements. The execution of this letter of intent was a condition precedent to the shareholders agreement between Amkor and Dongbu, under which Dongbu agreed to purchase 20 million shares of ASI's common stock from Amkor. Amkor and Dongbu are in continued discussions to explore ways in which the share purchase transaction may still be completed.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits.

          99.1 Text of Press Release dated August 21, 2002

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              AMKOR TECHNOLOGY, INC.

                                              By: /s/ KENNETH T. JOYCE
                                              ------------------------
                                              Kenneth T. Joyce
                                              Chief Financial Officer

                                              Dated: August 22, 2002